EXHIBIT 23.2

Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31201

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

RE:	Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2004, in the 2003 Annual Report to stockholders of Security Bank Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

McNair, McLemore, Middlebrooks & Co., LLP

/s/ McNair, McLemore, Middlebrooks & Co., LLP

June 10, 2004

Macon, Georgia